Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of Macrovision Solutions Corporation (Form S-8 to be filed on or about May 2, 2008) pertaining to the following plans:

1.	Macrovision Corporation 1996 Equity Incentive Plan

2.	Macrovision Corporation 2000 Equity Incentive Plan

3.	Macrovision Corporation 1996 Employee Stock Purchase Plan

4.	Macrovision Corporation 1996 Directors Stock Option Plan

5.	Gemstar-TV Guide International, Inc. 2007 Long-Term Incentive Plan

of our reports dated January 28, 2008, with respect to the consolidated financial statements of Gemstar-TV Guide International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of Gemstar-TV Guide International, Inc. as of December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California

May 2, 2008